UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

MACATAWA BANK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan	000-25927	38-3391345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10753 Macatawa Drive Holland, Michigan	49424
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 820-1444

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	MCBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed by Leo Subsidiary LLC, a Michigan limited liability company (“Merger Sub”) and wholly owned subsidiary of Wintrust Financial Corporation (“Wintrust”), successor by merger to Macatawa Bank Corporation, a Michigan corporation (“Macatawa” or the “registrant”), in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 15, 2024 (the “Merger Agreement”), by and among Macatawa, Wintrust and Merger Sub.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective August 1, 2024, pursuant to the Merger Agreement, Macatawa was merged with and into Merger Sub, with Merger Sub as the surviving entity in the merger (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Macatawa common stock, no par value (“Macatawa Common Stock”), was converted into the right to receive (a) 0.137 shares of Wintrust common stock, no par value, and (b) cash in lieu of fractional shares (collectively, the “Merger Consideration”). Immediately prior to the Effective Time, all unvested shares of Macatawa restricted stock automatically vested and became eligible to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Macatawa’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2024, and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Macatawa no longer fulfills the listing requirements of the Nasdaq Global Select Market (“Nasdaq”). Prior to the Closing, Macatawa notified Nasdaq of the closing of the Merger and requested that Nasdaq (i) suspend trading of Macatawa Common Stock prior to the opening of trading on August 1, 2024, (ii) withdraw Macatawa Common Stock from listing on Nasdaq and (iii) file with the SEC a notification on Form 25 of delisting of Macatawa Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Macatawa Common Stock is no longer listed on Nasdaq.

Additionally, a certification on Form 15 will be filed with the SEC as promptly as practicable requesting the termination of registration of Macatawa Common Stock under Section 12(g) of the Exchange Act and the suspension of Macatawa’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each holder of Macatawa Common Stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to the terms and conditions of the Merger Agreement.

The information set forth under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Change in Control of Registrant

On August 1, 2024, Macatawa was merged with and into Merger Sub pursuant to the Merger Agreement, with Merger Sub continuing as the surviving entity as a wholly owned subsidiary of Wintrust.

The information set forth under Item 2.01, Item 3.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 8.01. Other Events.

On August 1, 2024, Macatawa and Wintrust issued a joint press release announcing the completion of the Merger, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger by and among Wintrust Financial Corporation, Leo Subsidiary LLC and Macatawa Bank Corporation dated April 15, 2024. Previously filed as Exhibit 2.1 to Macatawa Bank Corporation’s Current Report on Form 8-K dated April 15, 2024, filed with the SEC on April 15, 2024 and incorporated herein by reference. (The schedules to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.)

99.1	Press Release dated August 1, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Leo Subsidiary LLC, as the successor by merger to the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2024	LEO SUBSIDIARY LLC

By: Wintrust Financial Corporation, its sole member

As successor by merger to Macatawa Bank Corporation

	By:	/s/ Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary